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                                                                    EXHIBIT 6.30



                                 LOAN AGREEMENT

                                                             Date April 30, 1996

COMMERCE NATIONAL BANK
P.O. Box 10089
College Station, TX  77842

Attention:       THOMAS H. AUGHINBAUGH, III
                 EXECUTIVE VICE PRESIDENT

Gentlemen:

The undersigned, Neutral Posture Ergonomics, Inc. ("Borrower"), a Corporation duly organized, existing and in good standing under the laws of the State of Texas and with its principal office, place of record-keeping and mailing address located at 2301 Fountain Ave., Bryan, Texas 77801, has applied to you (Bank") for a loan to be evidenced by Borrower's promissory note ("Note") dated April 30, 1996, in the principal sum of $500,000.00, payable to the order of Bank as therein specified. In consideration of Bank making such loan, Borrower agrees with Bank as follows:

1. Representations and Warranties. Borrower represents and warrants to Bank that:

         a. The foregoing statements concerning Borrower are true and correct;

         b. The borrowing hereunder and the execution, delivery, and performance by Borrower of this Agreement, the Note and any other agreements contemplated in connection herewith have been duly authorized by all necessary action of borrower and are not in contravention of any law, rule, or regulation or of the terms of Borrower's articles of incorporation (or partnership) or bylaws or of any agreement or instrument to which Borrower is a party or by which it may be bound;

         c. Each financial statement of Borrower herewith or heretofore delivered to Bank was prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of previous such statements and truly disclosed Borrower's financial condition (including all of Borrower's contingent liabilities) as of the date thereof and the results of its operations for the period covered thereby, and there has been no material adverse change in Borrower's financial condition and operations subsequent to the date of the most recent financial statement of Borrower delivered to Bank;

         d. No litigation or governmental proceeding is pending, or, to the knowledge of any of Borrower's officers, threatened against or affecting Borrower, which may result in any material adverse change in Borrower's business, properties or operations;
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         e.      Borrower is not the lessee of any real or personal property except as has been disclosed in writing to the above-named officer of Bank;

         f. None of Borrower's assets is subject to any lien, security interest or other encumbrance except as has been disclosed in writing to the above-named officer of Bank;

         g. No certificate or statement herewith or heretofore delivered by Borrower to Bank in connection herewith, or in connection with any transaction contemplated hereby, contains any untrue statement of a material fact or fails to state any material fact necessary to keep the statements contained therein from being misleading.

2.       Affirmative Covenants.  Borrower covenants to:

         a. Keep adequate records, in accordance with good accounting practice, of all of its transactions so that at any time, and from time to time, its true and complete financial condition may be readily determined, and, at Bank's request, make such records available for Bank's inspection and permit Bank to make and take away copies thereof;

         b. Promptly, and in any event within 15 days, after the close of each Quarterly period of each fiscal year of Borrower (except the last such period in each such fiscal year), deliver to Bank a financial report consisting of Borrower's balance sheet as of the end of such period and a profit and loss statement and reconciliation of surplus from the beginning of such fiscal year to the end of such period, which financial report shall be prepared in such form and detail as Bank may request and shall be in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year and shall be certified to be true and correct by Borrower's chief financial officer;

         c. Within 90 days after the close of each fiscal year of Borrower, deliver to Bank a copy of the annual audit report of Borrower, prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year, and signed by independent certified public accountants satisfactory to Bank;

         d. Promptly, and in any event within 30 days, after the close of each fiscal year of Borrower, deliver to Bank a certificate signed by Borrower's chief financial officer and containing a statement whether, to the knowledge of such officer, a Default (as hereinafter defined) has occurred and is continuing (or in any event which might become a Default after the lapse of time or the giving of notice, or both), and if the certificate shows that a Default has occurred and is continuing, it shall also specify what steps are being taken by Borrower to cure the same;
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         e.      Promptly inform Bank of any litigation, or of any claim or controversy which might become the subject of litigation, against Borrower or affecting any of Borrower's property, if such litigation or potential litigation might, in the event of an unfavorable outcome, have a material adverse effect on Borrower's financial condition or might cause a Default;

         f. Promptly furnish to Bank, at Bank's request, such additional financial or other information concerning the assets, liabilities, operations and transactions of Borrower as Bank may from time to time reasonably request;

         g. Promptly pay when due any and all taxes, assessments and governmental charges upon Borrower or against any of Borrower's property, unless the same is being contested in good faith by appropriate proceedings and reserves deemed adequate by Bank have been established therefor;

         h. Properly pay all lawful claims, whether for labor, materials or otherwise, which might or could, if unpaid, become a lien or charge on any property or assets of Borrower, unless and to the extent only that the same are being contested in good faith by appropriate proceedings and reserves deemed adequate by Bank have been established therefor;

         i. Maintain its existence and promptly and properly comply with all laws, statutes, ordinances and governmental regulations applicable to it or to any of its property, business operations and transactions;

         j. Maintain, with financially sound and reputable insurance companies or associations, insurance of the kinds, covering the risks and in the relative proportionate amounts, usually carried by companies engaged in businesses similar to that of Borrower (such insurance to be in any event in such amounts and covering such risks as shall be satisfactory to Bank), and, at Bank's request, deliver to Bank evidence of the maintenance of such insurance;

         k. Maintain all of its tangible property in good condition and repair, and make all necessary replacements thereof, and operate the same properly and efficiently; and

         l. Preserve and maintain all licenses, privileges, franchises, certificates and the like necessary for the operation of its business.

3. Negative Covenants. Until the note and all other obligations and liabilities of Borrower hereunder are fully paid, Borrower covenants that it will not, without the prior written consent of Bank:

         a. Permit its working capital (being the excess of its current assets over its current liabilities) to be less than $100,000.00, or permit the ratio of its current assets to its current liabilities to be less than 1.08;





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         b.      Permit its net worth to be less than $200,000.00, or permit the ratio of its total liabilities to its net worth to exceed 3.00;

         c. Invest in fixed assets in excess of $450,000.00 in any 12-month period; Primarily for Injection Molds for Chair Manufacturing;

         d. In any year pay or contract to pay in the aggregate any salaries, commissions, bonuses or other compensation in excess of the following amounts for the following persons or groups:

                 Name of Person or Group                    Amount

                         N/A                                  N/A

         e. Hereafter incur or assume any indebtedness for borrowed money except to Bank; Excepts for the Accounts Receivable Line with Fidelity Funding, Inc.;

         f. Endorse, guarantee, or otherwise become surety for or contingently liable upon, the obligations of any person, firm or corporation (provided, however, that the foregoing shall not apply to endorsements of negotiable instruments by Borrower in the ordinary course of business);

         g. Mortgage, assign, hypothecate, grant a security interest in, or encumber any of Borrower's assets, except to Bank (provided, however, that the foregoing shall not apply to liens for taxes which are not delinquent or which are being contested in good faith, mechanic's and materialmen's liens with respect to obligations which are not overdue or which are being contested in good faith, and liens resulting from deposits to secure the payments of workmen's compensation or other social security or to secure the performance of bids or contracts in the ordinary course of business);

         h. Reorganize, merge or consolidate with, or acquire all or substantially all of the assets of any other company, firm or association, or make any other substantial change in its capitalization or character of its business;

         i. Pay any dividends (other than stock dividends consisting of its own stock but not the stock of any subsidiary) on any of its outstanding stock or purchase or redeem any of its stock;

         j. Sell any of its assets used or useful in its business, except in the regular course of business;

         k. Sell any of its assets to any other person, firm, or corporation with the understanding or agreement that such assets shall be leased back to Borrower;





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         l.      Own, purchase or acquire, directly or indirectly, any stock or securities of any other person, firm or corporation, other than securities guaranteed as to principal and interest by the United States government;

         m. Make any loans or advances or sell any of its accounts receivable with or without recourse; or

         n. Enter into any lease in which the annual rental exceeds $20,000.00 or permit the aggregate of all of its lease payments to exceed $20,000.00 in any 12-month period.

4. Default. The term "Default" as used in this Agreement, means any one or more of the following:

         a. The failure of Borrower to pay the Note in accordance with its terms;

         b. The failure of Borrower to pay any other note in accordance with its terms which at any time evidences indebtedness (whether now existing or at any time hereafter arising) of Borrower to Bank;

         c. The failure of Borrower to perform any covenant or agreement of Borrower contained herein or in any security agreement, mortgage, deed of trust,, assignment or other contract securing or assuring payment of any indebtedness (whether now existing or at any time hereafter arising) of Borrower to Bank;

         d. The receipt by Bank of information establishing that any statement or representation of Borrower contained herein or in any other writing heretofore or hereafter furnished by Borrower to Bank is false or misleading in any material respect;

         e.      The insolvency of Borrower;

         f. The appointment of a receiver of Borrower, or of all or any substantial part of its property, and the failure of such receiver to be discharged within thirty (30) days thereafter;

         g.      The adjudication of Borrower as a bankrupt;

         h. The admission by Borrower in writing of its inability to pay its debts generally as they become due;

         i. The execution by Borrower of an assignment for the benefit of its creditors;

         j. The filing by Borrower of a petition to be adjudged a bankruptcy, or a petition or answer seeking reorganization or admitting the material allegations of a petition filed against it in any bankruptcy or reorganization proceeding, or the act of Borrower in instituting of voluntarily being or





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                 becoming a party to any other judicial proceeding intended to effect a discharge of the debts of Borrower, in whole or in part, or a postponement of the maturity or the collection thereof, or a suspension of any of the rights or powers of a trustee or of any of the rights of powers granted to Bank herein or in any other documents executed in connection herewith;

         k. The failure of Borrower to pay any money judgment against it before the expiration of sixty (60) days after such judgment becomes final and no longer appealable; or

         l. The failure of any attachment, sequestration or similar proceeding against any of Borrower's property to remain undischarged, unbonded by Borrower, or undismissed for a period of sixty (60) days after the commencement thereof.

Upon the occurrence of a Default, Bank, at its option, without notice, demand or presentment, which are hereby waived, may declare immediately due and payable the entire unpaid balance of principal and all accrued interest then unpaid on the Note and any other indebtedness of Borrower to Bank, and, upon the exercise of such option, such entire unpaid balance of principal and accrued interest shall become immediately due and payable.

5. Miscellaneous. No modification, consent, amendment or waiver of any provision of this Agreement, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by an officer of Bank, and then shall be effective only in the
         specific instance and for   the purpose for which given.  No notice to
         or demand on Borrower in any case shall, of itself, entitle Borrower to any other or further notice or demand in similar or other circumstances. No delay or omission by Bank in exercising any power or right hereunder shall impair any such right or power or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such power preclude other or further exercise thereof, or the exercise of any other right of power hereunder. All rights and remedies of Bank hereunder are cumulative of each other and of every other right or remedy which Bank may otherwise have at law or in equity or under any other contract or document, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted principles of good accounting practice consistently applied on the basis used by Borrower in prior years. This Agreement is binding upon Borrower, its successors and assigns, and inures to the benefit of Bank, its successors and assigns.

6. Additional Provisions (which shall be controlling to the extent of any conflict with the preceding provisions):





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         1.      Loan Guarantors, Jerome and Jaye Congleton and Bobby and
                 Rebecca Boenigk agree to provide Lender with Annual Financial Statements in a form acceptable to Bank.


Accepted:                                  Very truly yours,

COMMERCE NATIONAL BANK                     NEUTRAL POSTURE ERGONOMICS, INC.


 /s/ Thomas H. Aughinbaugh, III             /s/ Rebecca Boenigk
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Thomas H. Aughinbaugh, III                 Rebecca Boenigk
Executive Vice President                   Chairman and Chief Executive Officer



                                            /s/ Jaye Congleton  VP
                                           ----------------------------------
                                           Jaye Congleton
                                           Vice President and Secretary

Date:    4-30-96                           Date:   4-30-96
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